UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported): March 26, 2014

Ecrypt Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Colorado	000-1449574	32-0201472
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4750 Table Mesa Drive Boulder, Colorado 80305
(Address of principal executive offices)

Registrant’s telephone number, including area code:  1.866.204.6703

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01

ENTRY INTO MATERIAL DEFINATIVE AGREEMENT

On March 26, 2014, Ecrypt Technologies, Inc., a Colorado corporation (the “Registrant”) entered into an Advisory Board Agreement with Mr. Howard Louie (the “Advisor”) appointing him to the Registrant’s advisory board.  The Advisory Board Agreement has a term of two (2) years but may be terminated at any time by the Advisor upon not less than 10 days prior written notice.  It may also be terminated for cause by the Registrant upon not less than 10 days prior written notice.

The Advisory Board Agreement requires the Registrant to pay the following compensation to the Advisor:

(a)

Reimbursement of expenses in the amount of $5,000, of which $2,500 was payable upon execution of the Advisory Board Agreement and $2,500 accrues and is payable on the earlier of (i) the Registrant’s completion of a financing in excess of $3,000,000, or (ii) three years after the effective date of the Advisory Board Agreement.

(b)

A monthly retainer in the amount of $3,000, of which $1,000 is due and payable on the first day of each month during the term of the Advisory Board Agreement, and $2,000 accrues as an obligation of the Registrant and is payable to Advisor on the earlier of (i) the Registrant’s completion of a financing in excess of $3,000,000, or (ii) three years after the effective date of the Advisory Board Agreement.

(c)

A total of up to 13,462,000 common stock purchase warrants, each of which entitles the holder to purchase one (1) share of the Registrant’s common stock at an exercise price of $0.05 per share, for a period of thirty six (36) months from the original issue date of the warrant.  A warrant certificate for a total of 1,682,750 of such warrants was issued upon execution of the Advisory Board Agreement and attached to the Advisory Board Agreement as Exhibit B, and an additional warrant certificate for 1,682,750 warrants is issuable each quarter during the remaining term of the Advisory Board Agreement until the Registrant has issued a total of 13,462,000 warrants to the Advisor.  Pursuant to the terms of the warrant certificate, the holder does not have the right to exercise any portion of the warrants to the extent that after giving, after exercise the holder (together with the holder’s affiliates, and any other person or entity acting as a group together with the holder or any of such holder’s affiliates), would beneficially own in excess of 4.99% of the number of shares of the common stock of the Registrant outstanding immediately after giving effect to such issuance of common stock.   The holder may elect to waive the restrictions upon not less than 61 days’ prior notice to the Registrant. For the above warrant issuances, neither the warrants nor the shares underlying the warrants were registered under the Securities Act of 1933 (the “Securities Act”) in reliance upon the exemptions from registration contained in Regulation S of the Securities Act.

The foregoing description of the Advisory Board Agreement and Warrant Certificate is qualified in its entirety by reference to the Advisory Board Agreement and Warrant Certificate which is attached hereto as Exhibit 10.14.

ITEM 3.02

UNREGISTERED SALES OF EQUITY SECURITIES.

Reference is made to the disclosure set forth under Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

On March 31, 2014, the Registrant issued a total of 5,000,000 shares of Series A Convertible Preferred Stock (the “Preferred Stock”) as follows: (i) 2,377,500 shares to Global Capital Partners, LLC; (ii) 1,783,000 shares to Whonon Trading S.A. and (iii) 839,500 shares to Microtech Industries Ltd.  Global Captial Partners, LLC, Whonon Trading S.A., and Microtech Industries Ltd., have all served as financiers of the Registrant, and the Registrant currently has outstanding notes with each of the financiers.  The Preferred Stock was issued to the financiers in consideration of their willingness to continue extending the due dates under the promissory notes which the Registrant has with each of the financiers.  The Preferred Stock is convertible into common stock in accordance with and pursuant to the terms and conditions of the Certificate of Designation Series A Convertible Preferred Stock.  For the above share issuances, the Preferred Stock was not registered under the Securities Act in reliance upon the exemptions from registration contained in Section 4(2) and/or Regulation D, and Regulation S of the Securities Act.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Appointment of Director

On March 27, 2014, the Board of Directors (the “Board”) of the Registrant, appointed the following individual to serve as a director of the Registrant: Thomas Cellucci.  The appointment was made to fill a vacancy which occurred as a result of Matthew Johnson’s resignation from the Board on March 18, 2014.

Tom Cellucci.  Mr. Cellucci currently serves as a director of the Registrant.  In addition to serving as a director of the Registrant, from 1999 to the present, Mr. Cellucci serves as the Chairman and CEO of Cellucci Associates, a high-tech marketing firm focused on developing business and marketing plans for worldwide high-tech firms.

From 2013 to the present, Mr. Cellucci is also the Executive Director at AGVE (Alliance for Government Virtual Engagements located in Washington DC.  AGVE is a non-profit dedicated to fostering technology-focused bridges, best practices and communications between government and the private sector to enable high performance/price business operations for government.  He is also the Founding and Managing Partner of Union Core Technology Partners, a private equity fund.

From 2007 to 2011 Mr. Cellucci served as the First Chief Commercialization Officer of the United States of America, where he was responsible for overseeing the development and execution of programs and processes that identified, evaluated, and commercialized privately owned technologies into products or services that met the needs of the Department of Homeland Security’s (DHS) stakeholders, including DHS operating components and, end users such as the nation's first responders, and critical infrastructure owner/operators.

During his tenure as the Chief Commercialization Officer, in 2010 Mr. Cellucci was also appointed as the Director of the Office of Public-Private Partnerships, which oversees the Long Range Broad Agency Announcement (LRBAA) procurement process, Office of SAFETY Act Implementation (OSAI), Small Business Innovation Research (SBIR) Office as well as the Commercialization Office.  At this same time Mr. Cellucci , was also named Executive Director of the Research and Development (R&D) Partnerships Group responsible to leverage the billions of dollars in assets and the expertise of more than 1300 team members through the group’s investments in national labs, universities, international partners, the private sector and government interagency partners to develop technologies and products for the Homeland Security Enterprise (HSE).

Between 1987 to 2006, Mr. Cellucci’s positions included Chief Marketing Officer and Vice President of Products, then President and Chief Operating Officer at Zyvex Corporation, a nanotechnology company located in Houston Texas; President and CEO of Etec Inc, a Micro-Opto-Electro-Mechanical Systems and Micro-Electro-Mechanical Systems company located in Peabody, MA; Executive VP and General Manager of Integrated Dynamics Engineering, a company providing solutions in environmental disturbance control technology for vibration isolation, EMI cancellation, and acoustic suppression; Senior Director of Scientific and Laboratory Products, then Senior Director of Vibration Control Business of Newport Corporation, a global supplier of advanced technology products and solutions for Scientific Research, Life & Health Science, Aerospace & Defense, Photovoltaics, Industrial Manufacturing, Semiconductors, and Microelectronics markets, located in Irvine CA; and Senior Sales Engineer at Coherent, where he Managed over 10 million dollars of laser/electro-optic equipment for several companies and institutions such as AT&T, Bell Communications, Research, Exxon, NASA and Princeton University

Between 1978 and 1991 Mr. Cellucci was Chemistry Lecturer at Fordham University, the University of Pennsylvania, and Princeton University, as well as Professor of Physics and Laser/Electro-Optic Technology at Camden County College.

Mr. Cellucci earned a PhD in Physical Chemistry from the University of Pennsylvania, an MBA from Rutgers University and a BS in Chemistry from Fordham University. He has also attended and lectured at executive programs at the Harvard Business School, MIT Sloan School, Kellogg School and others.

In conjunction with the Registrant’s appointment of Mr. Cellucci, the Registrant entered into a Director Agreement and a Restricted Shares Agreement which is Exhibit A to the Director Agreement, pursuant to which the Registrant granted Mr. Cellucci 150,000 shares of restricted common stock of the Registrant.  The foregoing description of the Director Agreement and Restricted Shares Agreement is qualified in its entirety by reference to the Director Agreement and Restricted Shares Agreement which are attached hereto as Exhibit 10.15 and 10.16.

Aside from the foregoing, there were no transactions during the last two years, or proposed transactions, to which the Company was or is to be a party, in which the new director had or is to have a direct or indirect material interest.

ITEM 5.03 AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On March 31, 2014, the Registrant, filed a Certificate of Designation with the Secretary of State of Colorado designating a new class of preferred stock consisting of 5,000,000 shares of Series A Convertible Preferred Stock, the designations, preferences, limitations and relative rights of which are as set forth in the Certificate of Designation filed as an Exhibit to this Current Report on Form 8-K.  The Certificate of Designation was authorized by the Board of Directors at a meeting of the Board on March 24, 2014.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d)

Exhibits.  The following documents are filed as exhibits to this report on Form 8-K:

3.1.1

Amendment to Articles of Incorporation - Certificate of Designation Series A Convertible Preferred Stock, dated March 31, 2014.

3.1.2

Complete Articles of Incorporation as Amended, dated March 31, 2014.

10.14

Advisory Board Agreement and Warrant Certificate dated March 26, 2014, by and between eCrypt Technologies, Inc. and Howard Louie.

10.15

Director Agreement and Restricted Shares Agreement dated March 27, 2014, by and between eCrypt Technologies, Inc. and Thomas Cellucci.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECRYPT TECHNOLOGIES, INC.

Date: April 1, 2014

---------------------------------
By:  /S/ Brad Lever

Brad Lever, Chief Executive Officer, Chief Financial Officer, Director

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